Alliance Balanced Shares, Inc.			Exhibit 77C
811-00134


77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of Alliance Balanced Shares, Inc. (the "Fund") was held on December 12, 2000, and adjourned until January 4, 2001.
At the December 12, 2000 Meeting, with respect to the first two items business, the election of Directors and the ratification of independent auditors, the required number of outstanding shares were voted in favor of the proposals, and the proposals were approved. At the January 4, 2000 Meeting, the required number of outstanding shares voted in favor of the remaining proposals, and the proposals were approved. A description of each proposal and number of shares voted at the Meetings are as follows:



Shares Voted
For


Withheld
Authority

To elect eight Directors of
the Fund, each such
Director to hold office
until his or her successor
is duly elected and
qualified.

Ruth Block

John D. Carifa

David H. Dievler

John H. Dobkin

William H. Foulk, Jr.

Dr. James M. Hester

Clifford L. Michel

Donald J. Robinson









20,908,939

20,921,616

20,902,035

20,899,763

20,919,667

20,898,686

20,916,894

20,898,659









498,401

485,724

505,304

507,577

487,673

508,653

490,445

508,681


Shares Voted
For

Shares Voted
Against
Shares
Abstained
Broker Non-
Votes

To ratify the selection of
PricewaterhouseCoopers LLP
as independent auditors of
the Fund for fiscal year
ending July 31, 2000

20,754,564

208,301

444,474



To approve an amendment of
the Fund's fundamental
policy to permit the Fund
to engage in securities
lending to the extent
permitted by the Investment
Company Act of 1940, as
amended (the "1940" Act).


14,908,225

746,401

607,059

5,145,654
Approval of a proposal to
amend a fundamental policy
relating to portfolio
diversification to permit
the Fund to fully use the
investment latitude for
diversified funds
established by the 1940
Act.

15,118,174
579,202
564,309
5,145,654
Approval of a proposal to
amend a fundamental policy
to permit the Fund to
purchase and sell financial
forward and futures
contracts and options
thereon.

14,999,465
715,334
546,886
5,145,654
Approval of a proposal to
reclassify the fundamental
policy investments in
illiquid securities as non-
fundamental and to revise
the policy.

14,926,106
662,271
673,308
5,145,654








MF_Legal/bullock/abs/nsar.mar2000